Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2016, relating to the financial statements of NV5 Global, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, Florida

June 21, 2016